Exhibit (a)(1)(A)
WILLIS GROUP HOLDINGS LIMITED
Offer To Purchase Eligible Stock Options
July 8, 2009
The Offer And The Associated Withdrawal Rights Expire On
August 6, 2009 At 5:00 P.M., New York (Eastern Daylight) Time,
Unless The Offer Is Extended
     Willis Group Holdings Limited (the “Company,” “we” or “us”) is offering, for compensatory purposes, to purchase from its eligible employees certain outstanding stock options to purchase shares of the Company’s common stock, $0.000115 par value (“Common Stock”), for a cash payment, payable as described in the materials that follow (the “Offer”). Please carefully review this document (this “Offer to Purchase”), as well as the special issues applicable to your country of residence set forth on Schedule B, if you are not a U.S. resident.
     The stock options subject to the Offer are stock options to purchase Common Stock that:
•	have an exercise price greater than $35.00 per share;

•	are currently fully vested or would become fully vested by December 31, 2010;

•	were granted under our Amended and Restated 2001 Share Purchase and Option Plan (the “2001 Plan”), excluding options granted under the following sub-plans of the 2001 Plan:
o	The Willis Group Holdings Limited Sharesave Plan 2001;

o	The Willis Group Holdings Limited International Sharesave Plan; and

o	The Willis Group Holdings Limited Irish Sharesave Plan;
•	are outstanding on the Offer launch date of July 8, 2009 and at the expiration time of the Offer (each, an “Eligible Option,” and collectively, “Eligible Options”); and

•	are held by Eligible Optionees (as defined below).
     Eligible individuals are those full- and part-time employees (excluding members of the Board of Directors and members of the Partners Group, which is comprised of the executive officers and other heads of the Company’s major business areas and corporate functions) of the Company or its subsidiaries as of July 8, 2009, who continue to be employees through, and have not given notice of termination of employment to the Company or its subsidiaries or received notice of termination of employment from the Company or its subsidiaries prior to, the expiration date of the Offer on August 6, 2009, or a later date if the Offer is extended (each, an “Eligible Optionee,” and collectively, “Eligible Optionees”). The cash amount that we are offering to pay for each share of Common Stock subject to any Eligible Option that is properly tendered to us pursuant to the Offer is $2.04. This amount is based on our Black-Scholes valuation of the Eligible Options having the exercise price of $38.06 per share, which constitutes approximately ninety percent (90%) of all Eligible Options. See Section III.2 (beginning on page 13) for further information on our valuation methodology.
     Eligible Optionees will receive a cash payment equal to the full amount of his or her consideration, subject to tax withholding, on the first administratively practicable payroll date following the expiration date of the Offer. Assuming the Offer period is not extended, we expect that the date of payment will be August 31, 2009 in the United States, August 28, 2009 in the United Kingdom, and as soon as practicable in other countries depending on local payroll practices. For Eligible Optionees entitled to the cash payments who are located outside the United States, payments will be made in their local currency based on the U.S. Dollar exchange rate in effect as of June 30, 2009 (as published by Bloomberg L.P. as of 12:00 p.m. New York (Eastern Daylight) Time on June 30, 2009), which is the date on which we completed the valuation of the Eligible Options. When you log onto the Company’s secured offer website at http://www.willisoptionexchange.com, you will be able to see the amount of cash payment you will be entitled to receive, upon your tender and our acceptance of your Eligible Option(s), in your local currency.
     We are making the Offer on the terms and subject to the conditions stated in this Offer to Purchase. You have no obligation to tender your Eligible Options unless you wish to participate in the Offer. Tendering your Eligible Options means presenting them to the Company for purchase on the terms of the Offer. If you hold different grants of Eligible Options, you may choose to tender some, all or none of such Eligible Options. However, if you choose to tender any particular grant of Eligible Option (e.g., an Eligible Option to acquire Common Stock with an exercise price of $40.00 per share and expiring on December 31, 2009), you must tender all Eligible Options having the same exercise price and expiration date. If you choose not to tender your Eligible Options, you will keep such Eligible Options with their current terms and conditions.

IMPORTANT—STEPS YOU MUST TAKE TO PARTICIPATE
     If you would like to accept the Offer, you must properly complete and submit your election to the Company through the Company’s secured offer website at http://www.willisoptionexchange.com (the “Offer Website”). However, if you are an Eligible Optionee residing in Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela, please see the special procedures applicable to you in the following paragraph, as well as Question 23 and Section III.4. The Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, you must complete a paper election form and return it to the Company via hand delivery to Shaun Bryant (London), Nicole Napolitano (New York) or Debra Enderle (Nashville), or via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Paper election forms may be obtained via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Your election must be received by the Company by 5:00 P.M., New York (Eastern Daylight) Time, on August 6, 2009 (or a later time and date that we will specify if we extend the Offer period) (the “Offer Expiration Date”). If we do not receive your election by the expiration time of the Offer, you will be deemed to have rejected the Offer.
     Notwithstanding the foregoing, if you are an Eligible Optionee residing in Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela, in addition to making your election through the Offer Website, you must submit a paper election form to the Company prior to the Offer Expiration Date in order to properly accept the Offer. If you reside in any of the jurisdictions listed in the foregoing sentence, please first make your election through the Offer Website, and a copy of the paper election form will be emailed to you shortly by the Willis Share Plans team for you to complete and return. Your completed and signed paper election form must be either (1) submitted manually to your local administrator, whose identity will be confirmed when the paper election is emailed to you, prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date or (2) mailed to the return address listed on the paper election form and received by the Company prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date.
     All questions about the 2001 Plan or the Offer should be directed to willis@globalshares.com or any of the following numbers:

Europe:	+353 23 88 33 062	9:00 A.M. – 5:00 P.M. (British Summer Time)
North America/Latin America:	+1 (347) 853-7332	9:00 A.M. – 5:00 P.M. (Eastern Daylight Time)
North America/Latin America:	+1 (650) 206-2629	9:00 A.M. – 5:00 P.M. (Pacific Daylight Time)
Asia Pacific:	+86 21 6279 7208	9:00 A.M. – 5:00 P.M. (China Standard Time)
     Requests for additional copies of any offering materials should be made by emailing shareplans@willis.com.
     Although the Company’s Board of Directors has approved the Offer, neither the Company nor its Board of Directors makes any recommendation to you as to whether you should tender your Eligible Options.
     Participating in the Offer involves risks. See Section II (beginning on page 11).
     Our Common Stock is listed on the New York Stock Exchange under the symbol “WSH.” On July 6, 2009, the closing price of our Common Stock as reported on the New York Stock Exchange was $24.43 per share. You should obtain current market prices for our Common Stock before you decide whether to tender your Eligible Options.
     As of July 6, 2009, stock options to purchase up to 23,624,446 shares of our Common Stock were issued and outstanding under all of our stock option plans. Of these outstanding stock options, Eligible Options to purchase up to 2,578,560 shares of our Common Stock were outstanding and held by Eligible Optionees.

     We are not making the Offer to, nor will we accept any tender of Eligible Options from or on behalf of, employees in any jurisdiction in which the Offer or the acceptance of any tender of Eligible Options would not comply with the laws of such jurisdiction.
     Where this Offer to Purchase or any other offering documents constitute a financial promotion in the United Kingdom, they are being distributed only to and are directed only at employees of the Company (all such persons together being referred to as “Relevant Persons”) for the purposes of the 2001 Plan in circumstances in which Article 60 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, applies. This Offer to Purchase or any other offering documents must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is only available to Relevant Persons and will be engaged in only with Relevant Persons.
     Nothing in this Offer to Purchase shall be construed to give any person the right to continue as our employee or to affect our right to terminate the employment at any time with or without cause to the extent permitted under applicable law (subject to the terms of any employment or other agreement). Nothing in this Offer to Purchase is, or should be considered, a contract or guarantee of wages or compensation.
     We have not authorized any person to make any recommendation on our behalf as to whether you should tender your Eligible Options in the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offer to Purchase and all related documents included as part of the Tender Offer Statement on Schedule TO filed with the United States Securities and Exchange Commission (the “SEC”) on July 8, 2009.
     Your ability to participate in the Offer is subject to the requirements of our securities trading policy contained in our Global Policy Manual. If you are in possession of any material non-public information, you must follow the guidelines provided in our Global Policy Manual. Even if you do not believe you are in possession of such information, we strongly encourage you to review the appropriate section of our Global Policy Manual prior to participating in the Offer.
     This Offer to Purchase has not been approved or disapproved by the SEC or any state or foreign securities commission, nor has the SEC or any state or foreign securities commission passed upon the fairness or merits of the Offer or upon the accuracy or adequacy of the information contained in this Offer to Purchase. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

I. SUMMARY OF TERMS	1

II. RISKS OF PARTICIPATING IN THE OFFER	11

III. THE OFFER	12

1. General; Eligibility; Offer Expiration Time	12
2. Valuation of Eligible Options; Total Payment	13
3. Purpose	14
4. Procedures for Tendering Eligible Options	15
5. Withdrawal Rights	16
6. Acceptance of and Payment for Eligible Options	17
7. Extension of Offer; Termination; Amendment; Subsequent Offering Period	18
8. Material Tax Consequences	19
9. Conditions to Completion of the Offer	20
10. Price Range of Common Stock Underlying Eligible Options	22
11. Interests of Directors and Officers; Transactions and Arrangements Concerning Eligible Options	23
12. Status of Eligible Options Acquired by Us in the Offer; Accounting Consequences of the Offer	23
13. Legal Matters; Regulatory Approvals	23
14. Fees and Expenses	24
15. Source and Amount of Consideration	24
16. Information Concerning Willis Group Holdings Limited	24
17. Corporate Plans, Proposals and Negotiations	24
18. Additional Information	25
19. Miscellaneous; Forward-Looking Statements	26

SCHEDULE A: Information Concerning our Directors and Executive Officers	28

SCHEDULE B: Guide to Tax Issues in Non-U.S. Jurisdictions	29

I. SUMMARY OF TERMS
Questions and Answers about the Offer
     The summary below answers some of the questions you may have about the offer by Willis Group Holdings Limited to purchase certain outstanding stock options from eligible employees (the “Offer”), on the terms described in this Offer to Purchase, dated July 8, 2009 (this “Offer to Purchase”). You are encouraged to read this Offer to Purchase carefully and entirely, including all schedules, for additional details not addressed in this summary.
     This summary is presented in question-and-answer format. The questions and answers are grouped into the following categories:
•	How the Option Repurchase Works

•	Duration of the Offer

•	How to Elect to Tender Your Eligible Options

•	Tax Considerations

•	How to Get More Information
     In this Offer to Purchase, references to “the Company,” “Willis,” “we,” “us” and “our” mean Willis Group Holdings Limited, references to the “Offer Expiration Date” mean August 6, 2009, or, if we extend the Offer period, a later date we will specify, and a “Business Day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York (Eastern Daylight) Time.
How the Option Repurchase Works
Q1. What is the Offer?
     Beginning at 12:01 A.M., New York (Eastern Daylight) Time, on July 8, 2009 and ending at 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date, Eligible Optionees (described in Question 2 below) may decide to tender their Eligible Options (described in Question 3 below) for a cash payment of $2.04 per share of Common Stock underlying each Eligible Option (the “Per Share Amount”) (see Question 6 below). Participation in the Offer is voluntary. If you choose not to participate, you will retain your Eligible Options with their current terms and conditions.
Q2. Who may participate in the Offer?
     Only Eligible Optionees may participate in the Offer. “Eligible Optionees” are those full- and part-time employees (excluding members of the Board of Directors and members of the Partners Group, which is comprised of the executive officers and other heads of the Company’s major business areas and corporate functions) of the Company or its subsidiaries as of July 8, 2009, who continue to be employees through, and have not given notice of termination of employment to the Company or received notice of termination of employment from the Company prior to, the Offer Expiration Date of August 6, 2009, or a later date if the Offer is extended.

Q3. Which stock options may be tendered in the Offer?
     Only Eligible Options may be tendered under this program. “Eligible Options” are all stock options to purchase shares of the Company’s common stock, $0.000115 par value (“Common Stock”) that:
•	were granted under our Amended and Restated 2001 Share Purchase and Option Plan (the “2001 Plan”), excluding options granted under the following sub-plans of the 2001 Plan:
o	The Willis Group Holdings Limited Sharesave Plan 2001;

o	The Willis Group Holdings Limited International Sharesave Plan; and

o	The Willis Group Holdings Limited Irish Sharesave Plan (collectively, the “Sharesave Plans”);
•	are held by Eligible Optionees;

•	have an exercise price in excess of $35.00 per share;

•	are currently fully vested or would become fully vested by December 31, 2010; and

•	are outstanding on July 8, 2009 and on the Offer Expiration Date.
     If you hold different grants of Eligible Options, you may choose to tender some, all or none of such Eligible Options. However, if you choose to tender any particular grant of an Eligible Option (e.g., an Eligible Option to acquire Common Stock with an exercise price of $40.00 per share and expiring on December 31, 2009), you must tender all Eligible Options having the same exercise price and expiration date. Any stock options you hold that are not Eligible Options, as well as Eligible Options you hold if you choose not to tender them in the Offer, will remain outstanding and subject to their current terms and conditions.
Q4. What are the Sharesave Plans and why are the grants under the Sharesave Plans excluded from the Offer?
     Under the Sharesave Plans, a participating employee pays a fixed amount from his or her monthly salary into a sharesave account for a predetermined saving period, at the end of which the employee can either exercise their stock options granted under the Sharesave Plans using such funds to purchase shares or, if he or she chooses not to exercise such option for any reason, withdraw the funds so far saved. Stock options granted under the Sharesave Plans have been excluded from the offer because the Company believes it would be inappropriate to disrupt the normal operation of the Sharesave Plans.
Q5. How many Eligible Options do I own?
     You may log onto the Offer Website at http://www.willisoptionexchange.com to view information regarding all Eligible Options you hold, including grant date, expiration date, exercise price per share, and total shares underlying each Eligible Option. For more information on the Offer Website and how to make your election, see Questions 23 through 27.
Q6. What is the Per Share Amount?
     The Per Share Amount is a cash amount of $2.04, which is payable per share of Common Stock underlying each Eligible Option that you properly tender pursuant to the Offer. The Per Share Amount is based on our Black-Scholes valuation of the Eligible Options having the exercise price of $38.06 per share, which constitutes approximately ninety percent (90%) of all Eligible Options. This valuation methodology takes into consideration numerous factors, including the market price of the Company’s Common Stock, expected stock price volatility, the exercise price, risk free interest rate, dividend yield and expected term of the Eligible Option. For a more detailed explanation of our valuation methodology and other information on our determination of the Per Share Amount, see Section III.2.
     If you are located outside the United States, the Per Share Amount payable per share of Common Stock underlying any Eligible Option that you properly tender pursuant to the Offer will be paid in your local currency, based on the U.S. Dollar exchange rate in effect as of June 30, 2009 (as published by Bloomberg L.P. as of 12:00 p.m. New York (Eastern Daylight) Time on June 30, 2009), which is the date on which we completed the valuation of the Eligible Options.
Q7. How is the amount of my total cash payment (“Total Payment”) determined?
     The Total Payment is the aggregate number of shares of Common Stock underlying all Eligible Options that you properly tender pursuant to the Offer multiplied by the Per Share Amount. To determine the Total Payment you will be entitled to receive if you tender your Eligible Options, complete the election form on the Offer Website at www.willisoptionexchange.com, which will calculate the amount for you. The Company’s determination as to the Per Share Amount and your Total Payment is final. You must make your own determination of the value to you of your Eligible Options, and you are encouraged to consult with your own financial, accounting, tax and legal advisors. If you are located outside the United States, the Total Payment payable to you upon your tender and our acceptance of your Eligible Option(s) will be paid in your local currency, based on the U.S. Dollar exchange rate in effect as of June 30, 2009 (as published by Bloomberg L.P. as of 12:00 p.m. New York (Eastern Daylight) Time on June 30, 2009), which is the date on which we completed the valuation of the Eligible Options. You will be able to see the amount of your Total Payment in your local currency on the Offer Website. For a more detailed explanation of our valuation methodology and other information on our determination of your Total Payment, see Section III.2.
Q8. When will I receive my Total Payment?
     The Offer will expire on August 6, 2009 at 5:00 P.M., New York (Eastern Daylight) Time, unless extended by the Company. If you are an Eligible Optionee and you elect to participate in the Offer, you will receive your Total Payment, subject to tax withholding, on the first administratively practicable payroll date following the Offer Expiration Date. Assuming the Offer period is not extended, we expect that the date of payment will be August 31, 2009 in the United States, August 28, 2009 in the United Kingdom, and as soon as practicable in other countries depending on local payroll practices. For Eligible Optionees entitled to the cash payments who are located outside the United States, payments will be made in their local currency based on the U.S. Dollar exchange rate in effect as of June 30, 2009 (as published by Bloomberg L.P. as of 12:00 p.m. New York (Eastern Daylight) Time on June 30, 2009), which is the date on which we completed the valuation of the Eligible Options. No interest will accrue and no interest will be paid on any portion of the Total Payment, regardless of when paid.
Q9. Will the payment I receive for tendering my Eligible Options be considered compensation for purposes of my various Willis benefits?
     No. While the Company considers the Total Payment to be received by Eligible Optionees who tender their Eligible Options to be replacement compensation, the payment you may receive will not be considered part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, overtime, long- service awards, pension or retirement benefits or similar payments, or for purposes of the Company’s 401(k) plans, our employee stock participation plan or any other plans we provide or make available to you. Please note that we will report the funds received and taxes withheld for the transfer of your Eligible Options to the Company as ordinary cash compensation, as required by law.
Q10. Why is the Company conducting the Offer?
     The principal reason the Company originally granted the Eligible Options was to provide an incentive to valued employees to remain employees of the Company or its subsidiaries, to help us create stockholder value and to share with employees the stockholder value that they help to create. However, the price of our Common Stock has declined significantly since the time these Eligible Options were granted. Therefore, all of the Eligible Options are out-of-the-money (for more information about in-the-money and out-of-the-money stock options, see Question 13). We wish to provide you the opportunity to benefit from your hard work despite the decline in market value of our Common Stock. Accordingly, we are providing you with the opportunity to obtain the more certain benefit associated with the Per Share Amount, in lieu of the less certain, but potentially more valuable, benefit you could receive if you elect to retain your Eligible Options. However, whether to participate in the Offer is your decision, and you are free to reject the Offer if you so choose.
Q11. Will the Offer affect the Company’s equity grants in the future?
     While the Company expects to continue to grant equity awards, the scope, size and form of such awards may vary significantly depending on the Company’s compensation policy then in effect. Your participation in the Offer will not entitle you to any additional equity awards in the future, and whether or not any additional equity awards will be granted to you will depend on factors generally unrelated to past stock option awards. Because properly tendered Eligible Options accepted by the Company will be returned to the 2001 Plan, the Offer will have an effect of increasing the number of shares available for possible future equity grants. However, you should not rely on such increase as an indication of future equity grants to you.
Q12. Is it likely that an offer similar to this one will be made in the future?
     The Company is making the Offer, in part, as a result of the special circumstances surrounding the significant decline in market value of our Common Stock. Accordingly, while the Company evaluates its compensation programs periodically, it has no current intention to make any similar offer in the future and expects this to be a one-time event.
Q13. Why should I consider participating in the Offer?
     Currently, you hold Eligible Options that represent your right to purchase shares of our Common Stock at a specified price, or exercise price, as reflected in your original option agreement(s), regardless of the actual market price at the time of your purchase. Due to subsequent fluctuations, the market price of a share of Common Stock can be greater than, equal to or less than the specified exercise price of any stock option. When the market price is greater than the exercise price (i.e., an in-the-money stock option), you receive value from exercising the stock option because you are able to buy the stock at less than the current value and sell the resulting share for the higher market price. When the market price is equal to or less than the exercise price (i.e., an out-of-the-money stock option), you would generally not exercise the stock option, since you would be able to purchase the same shares in the open market at the same or lower price. If you tender your Eligible Options for the Total Payment and all other applicable conditions are met, you will receive the Total Payment in cash promptly following the expiration of the Offer. This Total Payment may or may not be more valuable to you than continuing to hold your Eligible Options in the future. This determination depends on a number of factors, including the performance of our Common Stock and the timing of any performance fluctuations regarding our Common Stock. To illustrate this, consider the following hypothetical situation:

     Assume that you hold an Eligible Option to purchase 1,000 shares of our Common Stock with an exercise price of $38.06 per share at a time when our Common Stock is trading at $25.00 per share. Since the Company is offering a Per Share Amount of $2.04 per share of Common Stock subject to the Eligible Option, the amount of your Total Payment would be $2,040.00 if you participated in the Offer. On the other hand, even if fully vested, your Eligible Option has no currently realizable value to you because it is out-of-the-money (i.e., the exercise price of the Eligible Option ($38.06 per share) is greater than the current hypothetical market price of our Common Stock ($25.00 per share)).
     To help evaluate the relative value of your Eligible Option and your Total Payment, consider the following scenarios (using the hypothetical situation described above):
•	If the price of our Common Stock were to rise to $38.00 per share, your Eligible Option would have no value to you since it would still be out-of-the-money. Under these circumstances, your Eligible Option would be less valuable than your $2,040.00 Total Payment under the Offer.

•	If the price of our Common Stock were to rise to $40.00 per share, your Eligible Option would now be in-the-money because its exercise price would be less than the market price of our Common Stock. Specifically, your Eligible Option would be $1.94 in-the-money, resulting in an aggregate value of $1,940.00 (i.e., the result obtained by multiplying $1.94 (representing the excess of the market price of $40.00 over the exercise price of $38.06) by 1,000 (the number of shares of Common Stock subject to the Eligible Option held by you in this example)). Under these circumstances, although your Eligible Option would be in-the-money, it would still be less valuable than your $2,040.00 Total Payment under the Offer.

•	If the price of our Common Stock were to rise to $42.00 per share, your Eligible Option would be $3.94 in-the-money, resulting in an aggregate value of $3,940.00 ( i.e., the result obtained by multiplying $3.94 (representing the excess of the market price of $42.00 over the exercise price of $38.06) by 1,000 (the number of shares of Common Stock subject to the Eligible Option held by you in this example)). Under these circumstances, your Eligible Option would be more valuable than your $2,040.00 Total Payment under the Offer.
     Please note that the figures in the examples above are only hypothetical and are not intended to give any representation as to the future market price of our Common Stock.
     In evaluating the Offer, you should keep in mind that the future performance of our Common Stock and the value of your Eligible Options will depend upon, among other factors, the overall economic environment, the performance of the overall stock market and companies in the insurance agency, brokerage and services sector and the performance of our own business. For more information about the risks relating to participation in the Offer, see Section II. We also recommend that you read the discussion about our business contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recent Annual Report on Form 10-K, as well as our most recent Quarterly Report on Form 10-Q, filed with the United States Securities and Exchange Commission (the “SEC”), and available at http://www.willis.com/Investor_Relations/Financial_Reporting/.
     Participating in the Offer involves a number of risks, including the risk that the price of our Common Stock could increase in the future. If the price of our Common Stock rises above the exercise price of your Eligible Options, the Total Payment you receive for your tendered Eligible Options may be less than the value you would have realized had you decided not to participate in the Offer and kept your Eligible Options. Also, the Total Payment you receive for tendering your Eligible Options will be subject to income and employment-related taxes on the amount you receive.

Q14. Can I tender any unvested Willis stock options that I hold?
     Yes. Eligible Options include both those that are currently fully vested and those that would become fully vested by December 31, 2010. All stock options you currently hold that will not become fully vested by December 31, 2010 do not qualify as Eligible Options and will remain outstanding with their current exercise price, expiration date, vesting schedule and other terms.

Q15.	If I elect to tender my Eligible Options pursuant to this Offer to Purchase, do I have to tender all of my Eligible Options or can I just tender some of them?
     If you hold different grants of Eligible Options, you may choose to tender some, all or none of such Eligible Options. However, if you choose to tender any particular grant of an Eligible Option (e.g., options to acquire Common Stock with an exercise price of $40.00 per share and expiring on December 31, 2009), you must tender all Eligible Options having the same exercise price and expiration date.

Q16.	My former spouse has rights to some of my Eligible Options as a result of a divorce (or a pending divorce). Can I elect to tender just some of my Eligible Options? Can my former spouse make elections?
     Subject to the answer to Question 15, you may tender some, all or none of the Eligible Options that we have issued to you. However, if any of your Eligible Options are subject to a domestic relations order (or comparable legal document as the result of a pending divorce proceeding or the end of a marriage), you are responsible for ensuring that any election complies with the terms of such order or other document. Depending on your circumstances, you may need to consult with your current or former spouse prior to making an election. We will not accept elections to participate or withdrawals from anyone other than the Eligible Optionee to whom the Eligible Options were issued.
Q17. If I choose to participate, what will happen to the Eligible Options that I tender?
     Immediately following the Offer Expiration Date, we will accept your election and cancel all of your Eligible Options that have been properly tendered in exchange for a cash payment equal to your Total Payment. You will no longer have any rights with respect to any Eligible Options that are accepted and cancelled (for more information, see Sections III.6 and III.12). Any obligations under the option agreement(s) underlying such Eligible Options will also lapse, except with respect to your post-employment non-competition and non-solicit obligations. Eligible Options that are repurchased by the Company pursuant to the Offer will be returned to the 2001 Plan and will be available for future issuance. However, you should not rely on such availability as an indication of future equity grants to you.
Q18. Are there conditions to the Offer?
     The completion of the Offer is subject to a number of conditions described in Section III.9 of this Offer to Purchase.
Q19. Is the Company making any other offers to employees at this time?
     No. For further information, see Questions 11 and 12 above.
Duration of the Offer
Q20. How long will the Offer remain open?
     The Offer begins at 12:01 A.M., New York (Eastern Daylight) Time, on July 8, 2009 and is scheduled to remain open until 5:00 P.M., New York (Eastern Daylight) Time, on August 6, 2009 (or, if we extend the Offer period, a later date we will specify). We currently have no plans to extend the Offer beyond August 6, 2009. However, if we do extend the Offer, we will announce the extension no later than 9:00 A.M., New York (Eastern Daylight) Time, on the next Business Day following the previously scheduled Offer Expiration Date.

Q21.	What happens if I tender my Eligible Options and then give or receive notice of termination of my employment with the Company and/or my employment with the Company is terminated prior to the Offer Expiration Date?
     If, at any time prior to the Offer Expiration Date, your employment with the Company is terminated, you give notice of your intent to terminate your employment with the Company or you receive notice from the Company of termination of your employment with the Company your stock options will no longer qualify as Eligible Options and their current terms, including those applicable to the termination of your employment, will remain in effect unchanged. As a result, your prior election to tender such stock options, if any, would not be effective.
Q22. If the Offer is extended, how does the extension affect the dates on which I receive my Total Payment?
     If we extend the Offer and you participate in it, you will become entitled to your Total Payment and your Eligible Options will be cancelled after the final expiration of the Offer. You will, however, continue to have withdrawal rights during any such period that the Offer is extended (see Question 26 below). If we extend the Offer period, it may become necessary to extend the payment dates beyond those dates listed in Question 8. If they are extended, they will only be extended to the next earliest possible payroll date.
How to Elect to Tender Your Eligible Options
Q23. What do I need to do to participate in the Offer?
     Generally
     To participate, you must log onto the Offer Website at http://www.willisoptionexchange.com and confirm your election to participate. The Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, you must complete a paper election form and return it to the Company via hand delivery to Shaun Bryant (London), Nicole Napolitano (New York) or Debra Enderle (Nashville) or via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Paper election forms may be obtained via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Your election must be received by the Company by 5:00 P.M., New York (Eastern Daylight) Time, on August 6, 2009 (or a later time and date that we will specify if we extend the Offer period). If we do not receive your election by 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date, you will be deemed to have rejected the Offer. For more information, see Sections III.4 and III.7.
If You Are a Resident of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela
     If you are an Eligible Optionee residing in Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela, in addition to making your election through the Offer Website, you must submit a completed and signed paper election form to the Company prior to the Offer Expiration Date in order to properly tender your Eligible Options. If you reside in any of these jurisdictions, please first make your election through the Offer Website, and a copy of the paper election form will be emailed to you shortly by the Willis Share Plans team for you to complete and return. Your completed and signed paper election form should be either (1) submitted manually to your local administrator, whose identity will be confirmed when the paper election form is emailed to you, prior to 5:00 P.M.,

New York (Eastern Daylight) Time, on the Offer Expiration Date or (2) mailed to the return address listed on the paper election form and received by the Company prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date. Otherwise, you will be deemed to have rejected the Offer. For more information, see Sections III.4 and III.7.
Q24. What will happen if I do not submit my election by the Offer Expiration Date?
     Generally
     If you do not submit your election to participate prior to the Offer Expiration Date via the Offer Website or, in the case of technical failures of the Offer Website, via paper election form, you will not participate in the Offer, and all Eligible Options you currently hold will remain outstanding with their current exercise price, expiration date, vesting schedule and other terms. For more information on procedures for tendering Eligible Options, see Section III.4.
If You Are a Resident of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela
     If you are an Eligible Optionee residing in Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela, in addition to making your election through the Offer Website, you must submit a completed and signed paper election form to the Company prior to the Offer Expiration Date in order to properly tender your Eligible Options. If you reside in any of these jurisdictions, please first make your election through the Offer Website, and a copy of the paper election form will be emailed to you shortly by the Willis Share Plans team for you to complete and return. Your completed and signed paper election form should be either (1) submitted manually to your local administrator, whose identity will be confirmed when the paper election form is emailed to you, prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date or mailed to the return address listed on the paper election form and received by the Company prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date. In the event you fail to submit the paper election form as required above, you will not participate in the Offer, and all Eligible Options you currently hold will remain outstanding with their current exercise price, expiration date, vesting schedule and other terms. For more information on procedures for tendering Eligible Options, see Section III.4.
Q25. What if I don’t want to accept the Offer?
     You do not have to accept the Offer. The Offer is completely voluntary, and there are no penalties for electing not to participate. If you do not elect to participate, your outstanding stock options, including all Eligible Options, will remain outstanding under their current terms and conditions, including exercise prices, vesting schedules and expiration dates. To elect not to participate, you do not need to do anything or otherwise contact the Company.
Q26. Can I change my election?
     Yes. To withdraw your election to tender your Eligible Options in the Offer, please follow the following instructions.
     Generally
     To withdraw your election to tender your Eligible Options in the Offer, you must go to the Offer Website at http://www.willisoptionexchange.com and change your election to participate from “yes” to “no.” If you are not able to submit your revised election declining to participate electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your revised election, you must complete a paper withdrawal form and return it to the Company via hand delivery to Shaun Bryant (London), Nicole Napolitano (New York) or Debra Enderle (Nashville) or via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Paper withdrawal forms may be obtained via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. If you do not withdraw your election form before 5:00 P.M., New York

(Eastern Daylight) Time, on the Offer Expiration Date, your withdrawal from your election to tender Eligible Options will not be given effect. For more information, see Section III.4.
     If you decide to withdraw, you must withdraw all your Eligible Options you previously elected to tender, except that you may withdraw any Eligible Options you elected to tender forty (40) Business Days after the commencement of the Offer if we have not accepted for payment all Eligible Options you elected to tender. Once you have withdrawn your election to tender your Eligible Options, you may re-elect to tender your Eligible Options only by again following the election procedure described in the answer to Question 23.
If You Are a Resident of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela
     If you are an Eligible Optionee residing in Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela and you previously submitted a completed paper form to make your election to tender your Eligible Options, you must go to the Offer Website at http://www.willisoptionexchange.com and change your election to participate from “yes” to “no.” Upon your change of election through the Offer Website, the Willis Share Plans team will promptly email you a new paper election form for you to complete. Your completed and signed paper election form evidencing your change of election must be either (1) submitted manually to your local administrator, whose identity will be confirmed when the paper election form is emailed to you, prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date or (2) mailed to the return address listed on the paper election form and received by the Company prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date. Otherwise, your withdrawal from your election to tender Eligible Options will not be given effect. For more information, see Section III.4.
     If you decide to withdraw, you must withdraw all your Eligible Options you previously elected to tender, except that you may withdraw any Eligible Options you elected to tender forty (40) Business Days after the commencement of the Offer if we have not accepted for payment all Eligible Options you elected to tender. Once you have withdrawn your election to tender your Eligible Options, you may re-elect to tender your Eligible Options only by again following the election procedure described in the answer to Question 23.
Q27. How do I change my election?
     To change your election with respect to your Eligible Options, you must do the following before 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date:
     Generally
•	Access the Offer Website and change your election in the electronic election form; or

•	If you are not able to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, you must complete a paper election form and return it to the Company via hand delivery to Shaun Bryant (London), Nicole Napolitano (New York) or Debra Enderle (Nashville) or via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Paper election forms may be obtained via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495.
If You Are a Resident of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela
•	Access the Offer Website and change your election in the electronic election form; and

•	Upon receipt of a new paper election form from the Willis Share Plans team, submit your completed and signed paper election form (1) manually to your local administrator designated by the Willis Share Plans team or (2) by mail to the return address listed on the paper election form, in either case, prior to 5:00 P.M., New York (Eastern Daylight) Time, on the offer Expiration Date.
Tax Considerations
Q28. What are the U.S. federal income and withholding tax consequences of payment of the Total Payment?
     If you are a U.S. taxpayer, the Total Payment will be treated as ordinary cash compensation. As such, you will recognize ordinary income in the year in which the Total Payment is paid to you. The ordinary income resulting from your Total Payment will be reflected in your 2009 Form W-2 reported to the Internal Revenue Service. At the time your Total Payment is made, the Company will reduce your payment to reflect all required income and payroll tax withholdings and will send those amounts to the appropriate tax or other authorities. For more information, see Section III.8.
Q29. What are the U.K. income and withholding tax consequences of payment of the Total Payment?
     If you are resident in the U.K. for tax purposes, income tax and employees’ national insurance contributions (“NICs”) will be payable on the Total Payment you receive. If your earnings exceed the upper earnings limit for NICs, you will have an extra one percent (1%) employees’ NICs to pay on the amount which exceeds the upper earnings limit. At the time your Total Payment is made, income tax and NICs will be withheld and collected by the Company under Pay As You Earn (“PAYE”) and remitted to H.M. Revenue & Customs. For more information, see Section III.8.

Q30.	What are the income tax and social insurance consequences of payment of the Total Payment if I am permanently resident in a jurisdiction other than the U.S. or U.K.?
     Non-U.S. or U.K. Taxpayers
     If you are not a U.S or U.K. resident or taxpayer, please refer to the general tax positions and special issues applicable to your country of residence set forth on Schedule B. However, please note that the information set forth on Schedule B is designed to be a summary outline of general tax consequences only for employees who are resident and have been resident in a particular country since the date of grant of their Eligible Options. You should consult with your own tax advisor to determine the specific tax considerations and tax consequences relevant to your participation in the Offer.
     Please see Question 31 if you are or have been resident in more than one jurisdiction since the grant of your Eligible Options.
Q31. Are there any other tax or social insurance issues or consequences I should be aware of?
     Willis Expatriate Program Participants and/or Permanent Transfers
     If you are, or were, working outside your primary country of residence or country of citizenship, at any time between grant and full vesting of any Eligible Options, you should not rely solely on the information regarding your current tax jurisdiction set forth on Schedule B for understanding the tax consequences applicable to you.
     The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.

     Please also note that you may be subject to the tax laws of more than one country and there may be additional or different tax and social insurance consequences that may apply to you.
How to Get More Information
Q32. What should I do if I have additional questions about the Offer?
     If you have any other questions about the Offer, you may email willis@globalshares.com or call any of the following numbers:

Europe:	+353 23 88 33 062	9:00 A.M. – 5:00 P.M. (British Summer Time)
North America/Latin America:	+1 (347) 853-7332	9:00 A.M. – 5:00 P.M. (Eastern Daylight Time)
North America/Latin America:	+1 (650) 206-2629	9:00 A.M. – 5:00 P.M. (Pacific Daylight Time)
Asia Pacific:	+86 21 6279 7208	9:00 A.M. – 5:00 P.M. (China Standard Time)
II. RISKS OF PARTICIPATING IN THE OFFER
     Participating in the Offer involves a number of risks. Conversely, there are risks associated with keeping your Eligible Options and deciding not to tender them in the Offer. We describe some of these risks below. In addition, information concerning risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 27, 2009 (the “2008 Form 10-K”), is incorporated by reference into this Offer to Purchase, copies of which may be obtained as described in Section III.18. You should carefully consider these risks and are encouraged to consult your investment, tax and legal advisors before deciding to participate in the Offer.
The amount of the Total Payment to be paid for your Eligible Options in the Offer may be less than the net proceeds you would ultimately realize if you kept such Eligible Options and exercised them sometime in the future.
     The Total Payment that you will receive if you tender your Eligible Options in the Offer may be more or less valuable to you than continuing to hold your Eligible Options in the future. Whether you would realize a greater amount by retaining your Eligible Options and exercising them in the future, as compared to tendering them in the Offer, will depend primarily on the future market price of our Common Stock. If the price of our Common Stock rises sufficiently above the exercise price of your Eligible Options before the date such Eligible Options expire, terminate or are forfeited, your Eligible Options, if you do not tender them and instead continue to hold them, might be worth more than the Total Payment you could receive by participating in the Offer. On the other hand, if our stock price does not increase sufficiently before the date your Eligible Options expire, terminate or are forfeited, you could have received a greater benefit by tendering your Eligible Options in the Offer.
     There can be no assurances concerning the future performance of our Common Stock, which will depend upon a number of factors, including the overall economic environment, the performance of the overall stock market and companies in the insurance brokerage, agency and services sector and the performance of our own business. Also, Eligible Options that are not tendered may terminate if your employment with the Company terminates.
The amount of the Total Payment to be paid in the Offer may not accurately reflect the value of your Eligible Options at the time of payment.
     The calculation of the amount to be paid for your Eligible Options in the Offer was based on a Black-Scholes valuation of the Eligible Options having the exercise price of $38.06 per share, which constitute approximately ninety percent (90%) of all Eligible Options. As a result, if your Eligible Options have an exercise price that is more or less than $38.06 per share, the Per Share Amount payable to you upon properly tendering such Eligible Options may not reflect the Black-Scholes value of such Eligible Options. In addition, the valuation relied on numerous assumptions and was predicated on an average of the closing prices for our Common Stock on the New York Stock Exchange (“NYSE”) for a twenty (20) trading day period ending on June 30, 2009. If a different model, different assumptions or a different averaging period had been used, the amount payable in the Offer per share of Common Stock subject to an Eligible Option may have varied from the applicable Per Share Amount reflected in the Offer. Additionally, participating Eligible Optionees located outside the United States will receive their cash consideration in their local currency based on the U.S. Dollar exchange rate in effect as of June 30, 2009 (as published by Bloomberg L.P. as of 12:00 p.m. New York (Eastern Daylight) Time on June 30, 2009), which is the date we completed the valuation of the Eligible Options. As a result, if you are located outside the United States, fluctuations in the applicable exchange rate may adversely affect the amount of consideration you will ultimately receive.
III. THE OFFER
     The following information provides important additional details regarding the Offer.
1. General; Eligibility; Offer Expiration Time
     We are offering to purchase for cash Eligible Options held by Eligible Optionees. We are making the Offer upon the terms and subject to the conditions described in this Offer to Purchase.
     Eligible Optionees. Only Eligible Optionees may participate in the Offer. Eligible Optionees are those full- and part-time employees (excluding members of the Board of Directors and members of the Partners Group, which is comprised of the executive officers and other heads of the Company’s major business areas and corporate functions) of the Company or its subsidiaries as of July 8, 2009, who continue to be employees through, and have not given notice of termination of employment to the Company or received notice of termination of employment from the Company prior to, the Offer Expiration Date on August 6, 2009, or a later date if the Offer is extended. Termination of employment will affect stock options that are Eligible Options, as described below.
     Eligible Optionees on vacation or an approved leave of absence during the Offer period may participate in the Offer. All Eligible Optionees, including those on vacation or on leave during the Offer period, are subject to the same deadline to tender Eligible Options reflected in this Offer to Purchase.
     Eligible Options. We are offering to purchase only Willis stock options that are Eligible Options. Eligible Options are stock options to purchase shares of our Common Stock that:
•	have an exercise price greater than $35.00 per share;

•	are currently fully vested or would become fully vested by December 31, 2010;

•	were granted under the 2001 Plan, excluding options granted under the Sharesave Plans;

•	are outstanding on the Offer launch date of July 8, 2009 and on the Offer Expiration Date; and

•	are held by Eligible Optionees.
     The Company has sole authority to determine which stock option grants are Eligible Options under the 2001 Plan for purposes of the Offer.

     If a stock option that you hold expires, terminates or is forfeited before the Offer Expiration Date, whether because of termination of your employment, expiration of the option in accordance with its terms or otherwise, that stock option will not be an Eligible Option. Additionally, if, at any time prior to the Offer Expiration Date, your employment with the Company is terminated, you give notice of your intent to terminate your employment with the Company or you receive notice from the Company of termination of your employment with the Company, your stock options will no longer qualify as Eligible Options and their current terms will remain unchanged, including those applicable to the termination of your employment.
     As of July 6, 2009, stock options to purchase up to 23,624,446 shares of our Common Stock were issued and outstanding under all of our stock option plans. Of these outstanding stock options, Eligible Options to purchase up to 2,578,560 shares of our Common Stock were outstanding and held by Eligible Optionees.
     You may log onto the Offer Website at http://www.willisoptionexchange.com to view your Eligible Options.
     Please note that if your employment with the Company terminates or you give or receive notice of the termination of your employment with the Company before the Offer expires, the terms of your stock option agreements and the 2001 Plan will govern the impact of employment termination on your stock options.
     Tenders of stock options that do not qualify as Eligible Options will not be accepted. The Company’s determination of eligibility of stock options for repurchase pursuant to the Offer is final and binding on all parties.
     Offer Expiration Time. The Offer begins at 12:01 A.M., New York (Eastern Daylight) Time, on July 8, 2009 and is scheduled to remain open until 5:00 P.M., New York (Eastern Daylight) Time, on August 6, 2009 (or, if we extend the Offer period, a later date that we will specify). We currently have no plans to extend the Offer beyond August 6, 2009. However, if we do extend the Offer, we will announce the extension by making a public announcement no later than 9:00 A.M., New York (Eastern Daylight) Time, on the next Business Day following the previously scheduled Offer Expiration Date. See Section III.7 for a description of our rights to extend, delay, terminate and amend the Offer or to provide for an extended or subsequent offering period.
     We will publish a notice if we decide to increase or decrease the Total Payment for your Eligible Options or change the number or type of stock options or underlying shares of Common Stock eligible to be tendered in the Offer. Without limiting the manner in which we may choose to make any public announcement, we currently intend to make any announcement regarding the Offer by email and by making appropriate filings, if any, with the SEC.
     No Impact on Future Awards. Your decision to participate or not to participate in the Offer will not affect decisions on whether you are granted additional stock options or equity awards in the future. Eligibility for future grants of stock options and equity awards will remain subject to the discretion of the Company.
2. Valuation of Eligible Options; Total Payment
     Amount of Total Payment. Any Eligible Optionee whose Eligible Options are accepted for repurchase will receive the Total Payment in the form of a single cash payment equal to the Per Share Amount multiplied by the aggregate number of shares of Common Stock underlying all Eligible Options that the Eligible Optionee properly tenders. If all Eligible Options are tendered to the Company for repurchase, the aggregate Total Payment to all Eligible Optionees would be $5,260,262.40.
     Valuation. The Per Share Amount is based on the Company’s valuation of the Eligible Options having the exercise price of $38.06 per share (the “Valuation Options”) using the Black-Scholes stock option pricing model. The Valuation Options constitute approximately ninety percent (90%) of all Eligible Options. If your Eligible Options have an exercise price that is more or less than that of the Valuation Options, the Per Share Amount payable to you upon properly tendering such Eligible Options may not reflect the Black-Scholes value of such Eligible Options. The Black-Scholes model is an established and commonly used methodology for valuing stock options and uses the following factors: stock price, the exercise price of the stock option, the current risk-free interest rate, the volatility of the underlying stock, the expected dividend yield of the stock and the expected life of the stock option. Some of these inputs are objectively determinable, while others, such as appropriate volatility measures, require some judgment. For purposes of this calculation, the Company used the following measures, which reflect the Company’s normal methodology for valuing options issued for compensatory purposes:
•	Stock price: $26.73, the average closing stock price of our Common Stock on NYSE over the twenty (20) trading day period ended June 30, 2009;

•	Exercise price: $38.06 per share, the exercise price of all Valuation Options;

•	Expected life of stock option: half the remaining contractual term of the Valuation Option;

•	Risk-free interest rate: the rate from the zero-coupon yield curve derived from the U.S. Treasury Strips yield table as of June 30, 2009 corresponding to the expected expiration date of the Valuation Option. The U.S. Treasury Strips yield table is published each day by Bloomberg L.P.;

•	Expected volatility: 35%, which reflects Management’s best determination of the appropriate volatility which takes into account both the historical volatility of the Company’s Common Stock and the volatility of the Company’s two main peers who both have traded options; and

•	Expected dividend yield: 3.90%, the Company’s annual dividend rate of $1.04 per share based on amounts declared on February 11, 2009, divided by the average stock price of $26.73.
The calculation resulted in the Black-Scholes value of $2.04 per Valuation Option. The Per Share Amount was then set as $2.04.
     Determining Your Total Payment. You will be able to determine the Total Payment that you may receive for your Eligible Options based on the above-described valuation by completing the election form on the Company’s secured Offer Website at www.willisoptionexchange.com.
3. Purpose
     The principal reason the Company originally granted the Eligible Options was to provide an incentive to valued employees to remain employees of the Company or its subsidiaries, help us create stockholder value and to share with employees the stockholder value that they help to create. However, the price of our Common Stock has declined since the time these stock option grants were made, and all of the Eligible Options are therefore out-of-the-money (for more information about in-the-money and out-of-the-money stock options, see Section I, Question 13). We wish to provide you the opportunity to benefit from your hard work despite the decline in market value of our Common Stock. Accordingly, we are providing you with the opportunity to obtain the more certain benefit associated with a cash payment, in lieu of the less certain, but potentially more valuable, benefit you could receive if you elect to retain your Eligible Options. However, whether to participate in the Offer is your decision, and you are free to reject the Offer if you so choose.
     The Company has traditionally made periodic grants of stock awards to selected employees, officers and directors and expects to continue to do so in the future. Your participation in the Offer will not entitle you to any additional equity grant in the future, and any additional equity grants to you will depend on factors generally unrelated to past stock option awards. Because properly tendered Eligible Options accepted by the Company will be returned to the 2001 Plan, the Offer will have an effect of increasing the number of shares available for possible future equity grants. However, you should not rely on such increase as an indication of future equity grants to you.
4. Procedures for Tendering Eligible Options
     You may tender your Eligible Options only as described in this Section III.4. Tender by any other means will not be effective and your Eligible Options will not be accepted.
     Electing to Participate and Tender Options.
     Generally
     To participate in the Offer, you must tender Eligible Options before the expiration of the Offer. To tender your Eligible Options, you must go online to the Offer Website and complete an online election form to confirm your election to participate. The Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, you must complete a paper election form and return it to the Company via hand delivery to Shaun Bryant (London), Nicole Napolitano (New York) or Debra Enderle (Nashville) or via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Paper election forms may be obtained via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Your election must be received by the Company by 5:00 P.M., New York (Eastern Daylight) Time, on August 6, 2009 (or a later time and date that we will specify if we extend the Offer period). If we do not receive your election by 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date, you will be deemed to have rejected the Offer and all Eligible Options you currently hold will remain outstanding subject to their current exercise price, expiration date, vesting schedule and other terms.
     If you elect to tender any particular Eligible Option in the Offer, you must elect to tender all Eligible Options having the same exercise price and expiration date.
If You Are a Resident of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela
     If you are an Eligible Optionee residing in Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela, in addition to making your election through the Offer Website, you must submit a completed and signed paper election form to the Company prior to the Offer Expiration Date in order to properly tender your Eligible Options. If you reside in any of these jurisdictions, please first make your election through the Offer Website, and a copy of the paper election form will be emailed to you shortly by the Willis Share Plans team for you to complete and return. Your completed and signed paper election form should be either (1) submitted manually to your local administrator, whose identity will be confirmed when the paper election form is emailed to you, prior to 5:00 P.M.,

New York (Eastern Daylight) Time, on the Offer Expiration Date or (2) mailed to the return address listed on the paper election form and received by the Company prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date. Otherwise, you will be deemed to have rejected the Offer and all Eligible Options you currently hold will remain outstanding subject to their current exercise price, expiration date, vesting schedule and other terms.
     If you elect to tender any particular Eligible Option in the Offer, you must elect to tender all Eligible Options having the same exercise price and expiration date.
     Electing Not to Participate. Participation in the Offer is voluntary and there are no penalties for electing not to participate. If you do not elect to participate, your outstanding stock options will remain outstanding subject to their current terms and conditions, including exercise prices, vesting schedules and expiration dates. To elect not to participate, you do not need to do anything or otherwise contact the Company.
     Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine all questions as to form, validity (including time of receipt), eligibility and acceptance of any tender of Eligible Options. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options that we determine were not properly effected or that we determine are unlawful to accept. Otherwise, we expect to accept all validly tendered Eligible Options that are not properly withdrawn (for more information about withdrawal rights, see Section III.5). We may waive any defect or irregularity in any election with respect to any particular Eligible Options or any particular Eligible Optionee, in each case in our sole discretion. No Eligible Options will be treated as properly tendered until any defects or irregularities that we identify have been cured by the Eligible Optionee tendering the Eligible Options or waived by us. Neither we nor any other person is obligated to give notice of receipt of any election or of any defects or irregularities involved in the purchase of any Eligible Options, and no one will be liable for failing to give notice of receipt of any election or any defects or irregularities.
     Our Acceptance Constitutes an Agreement. Your election to tender your Eligible Options according to the procedures described above will constitute your acceptance of the terms and conditions of the Offer. Our acceptance of your Eligible Options that are properly tendered will form a binding agreement between you and us upon the terms and subject to the conditions of the Offer. By tendering your Eligible Options (subject to the withdrawal rights described in Section III.5), you irrevocably release all of your rights with respect to the Eligible Options. When we accept your properly tendered Eligible Options, all such Eligible Options and underlying option agreement(s) will automatically be cancelled and rendered null and void, except with respect to the provisions relating to your post-employment non-competition and non-solicit obligations.
5. Withdrawal Rights
     You may withdraw your election to tender Eligible Options only if you comply with the provisions of this Section III.5.
     General Procedures. To withdraw your election to tender your Eligible Options in the Offer, you must go to the Offer Website at http://www.willisoptionexchange.com and change your election to participate from “yes” to “no.” The Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your revised election declining to participate electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your revised election, you must complete a paper withdrawal form and return it to the Company via hand delivery to Shaun Bryant (London), Nicole Napolitano (New York) or Debra Enderle

(Nashville) or via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. Paper withdrawal forms may be obtained via email at shareplans@willis.com or facsimile at +44 (0)20 3124 7495. If you do not withdraw before 5:00 P.M., New York (Eastern Daylight) Time, on August 6, 2009 (or, if we extend the Offer period, a later date we will specify), your withdrawal from your election to tender Eligible Options will not be given effect. If you decide to withdraw, you must withdraw all your Eligible Options you previously elected to tender, except that you may withdraw any Eligible Options you elected to tender forty (40) Business Days after the commencement of the Offer if we have not accepted for payment all Eligible Options you elected to tender.
     If You Are a Resident of Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela. If you are an Eligible Optionee residing in Argentina, Brazil, Chile, Colombia, Czech Republic, Germany, Mexico, Poland, Spain or Venezuela and you previously submitted a completed paper form to make your election to tender your Eligible Options, you must go to the Offer Website at http://www.willisoptionexchange.com and change your election to participate from “yes” to “no.” Upon your change of election through the Offer Website, the Willis Share Plans team will promptly email you a new paper election form for you to complete. Your completed and signed paper election form evidencing your change of election must be either (1) submitted manually to your local administrator, whose identity will be confirmed when the paper election form is emailed to you, prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date or (2) mailed to the return address listed on the paper election form and received by the Company prior to 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date. Otherwise, your withdrawal from your election to tender Eligible Options will not be given effect. If you decide to withdraw, you must withdraw all your Eligible Options you previously elected to tender, except that you may withdraw any Eligible Options you elected to tender forty (40) Business Days after the commencement of the Offer if we have not accepted for payment all Eligible Options you elected to tender.
     Other Considerations. Once you have withdrawn your tender of Eligible Options, you may not revoke that withdrawal. Rather, if you change your mind and decide you want to re-tender your Eligible Options after you have withdrawn them, you must again follow the election procedure described in Section III.4 before the Offer Expiration Date.
     No withdrawal rights will apply to Eligible Options tendered during a subsequent offering period and no withdrawal rights will apply during a subsequent offering period to Eligible Options tendered during the initial offering period of the Offer and which we have already accepted for payment. For more information, see Section III.7.
     We will determine all questions as to the form and validity (including time of receipt) of withdrawals. Our determination of these matters will be final and binding on all parties. Neither we nor any other person is obligated to give you notice of any errors in any withdrawal, and no one will be liable for failing to give notice of any errors.
6. Acceptance of and Payment for Eligible Options
     Acceptance. If you are an Eligible Optionee and validly tender Eligible Options that you do not withdraw from the Offer before 5:00 P.M., New York (Eastern Daylight) Time, on the Offer Expiration Date, those stock options will be cancelled when we accept them for payment and you will no longer have any rights with respect to those stock options.
     Timing of Acceptance. Subject to our rights to amend, extend or terminate the Offer as described in Section III.7, we will accept promptly after the expiration of the Offer all validly tendered Eligible Options that have not been properly withdrawn.

     Total Payment to Eligible Optionees. Any participating Eligible Optionee will receive the Total Payment in full, subject to tax withholding, on the first administratively practicable payroll date following the Offer Expiration Date. Assuming the Offer period is not extended, we expect that the date of payment will be August 31, 2009 in the United States, August 28, 2009 in the United Kingdom, and as soon as practicable in other countries depending on local payroll practices. For Eligible Optionees entitled to the cash payments who are located outside the United States, payments will be made in their local currency based on the U.S. Dollar exchange rate in effect as of June 30, 2009 (as published by Bloomberg L.P. as of 12:00 p.m. New York (Eastern Daylight) Time on June 30, 2009), which is the date on which we completed the valuation of the Eligible Options.
     Cash Payment. Your Total Payment will be made through the Company’s payroll system. The amount paid generally will be taxable income to the Eligible Optionee and the amount of each such payment will be subject to income and payroll tax withholdings (to the extent applicable). For information about applicable tax withholding requirements, see Section III.8. No interest will accrue and no interest will be paid on any portion of the Total Payment, regardless of when paid. You may not defer the payment of any portion of your Total Payment until a later date.
     Termination of Option Agreements. Upon properly tendering your Eligible Options pursuant to the Offer and upon our acceptance of such Eligible Options, your currently outstanding stock option agreement(s) underlying such Eligible Options will automatically be terminated except with respect to the provisions relating to your post-employment non-competition and non-solicit obligations. By tendering your Eligible Options (subject to the withdrawal rights described in Section III.5), you irrevocably release all of your rights with respect to the Eligible Options.
7. Extension of Offer; Termination; Amendment; Subsequent Offering Period
     We may at any time and from time to time extend the period of time during which the Offer is open and thereby delay accepting any Eligible Options tendered for purchase by publicly announcing the extension and giving oral, written or electronic notice of such extension to the Eligible Optionees.
     Before the Offer Expiration Date, we may postpone our decision of whether or not to accept and cancel any Eligible Options in our discretion. In order to postpone accepting and canceling, we must publicly announce the postponement and give oral, written or electronic notice of the postponement to the Eligible Optionees. Our right to delay accepting Eligible Options is limited by Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires us to pay the consideration offered or return the tendered stock options promptly after we terminate or withdraw the Offer.
     Before the Offer Expiration Date, we may terminate the Offer if any of the conditions specified in Section III.9 occurs. In such event, any tendered Eligible Options will continue to be held by the tendering Eligible Optionee as if no tender had occurred. We will provide oral, written or electronic notice of any such termination to all Eligible Optionees holding Eligible Options.
     As long as we comply with applicable law, we reserve the right, in our discretion, to amend the Offer in any respect, including decreasing or increasing the amount of the cash payment or changing the number or type of stock options eligible to be purchased in the Offer. If we extend the length of time during which the Offer is open, such extension will be announced no later than 9:00 A.M., New York (Eastern Daylight) Time, on the next Business Day after the last previously scheduled or announced Offer Expiration Date. Any amendment will be disseminated promptly to Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of such change. Without limiting the manner in which we may choose to disseminate any amendment, except as required by law, we have no obligation to publish, advertise or otherwise communicate any amendment to the Offer other than to Eligible Optionees.

     If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period the Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. If we decide to increase or decrease the Total Payment for your Eligible Options or change the number or type of stock options or underlying shares of Common Stock eligible to be tendered in the Offer, we will publish notice of the action.
     After expiration of the Offer and acceptance of Eligible Options validly tendered in, and not withdrawn from, the Offer, we may, but are not obligated to, provide one or more subsequent offering periods. A subsequent offering period, if provided, will be an additional period of up to twenty (20) Business Days beginning on the next Business Day following the Offer Expiration Date, during which Eligible Optionees may tender, but not withdraw, any remaining Eligible Options and become entitled to the Total Payment. We will promptly pay the amounts payable for all Eligible Options that are validly tendered by the expiration of the initial offering period, whether or not we provide a subsequent offering period. During a subsequent offering period, tendering Eligible Optionees will not have withdrawal rights, and we will promptly pay the amounts payable for any Eligible Options that are validly tendered during the subsequent offering period.
     We do not currently intend to provide a subsequent offering period for the Offer, although we reserve the right to do so. If we elect to provide or extend any subsequent offering period, we will make a public announcement no later than 9.00 A.M., New York (Eastern Daylight) Time, on the next Business Day following the expiration of the initial offering period or date of termination of any applicable subsequent offering period.
8. Material Tax Consequences
     U.S. Federal Income Tax
     The following summarizes the material U.S. federal income tax consequences of the Offer to you. Please note that the following is only a summary of the material U.S. federal income tax laws and regulations that apply to the Offer and does not address all possible tax aspects of transactions that may arise in connection with the Offer, including foreign, state or local tax consequences. The tax laws and regulations are complex and are subject to legislative changes. In addition, circumstances unique to certain individuals may change the usual income tax results.
     The Total Payment will be treated as regular cash compensation. As such, you will recognize ordinary income in the year in which your Total Payment is paid to you. The ordinary income resulting from such amount will be reflected in your 2009 Form W-2 reported to the Internal Revenue Service. At the time your Total Payment is made, the Company will reduce your payment to reflect all required income and payroll tax withholdings and will send those amounts to the appropriate tax or other authorities.
     There may be additional state, foreign or local tax imposed on your tender, and those consequences may vary based on where you live. You should consult with your own tax advisor to determine the specific tax and social insurance considerations and consequences relevant to your participation in the Offer.

     U.K. Tax
     The following information is for guidance only and summarizes the material U.K. tax and NIC consequences of the Offer to you: it is not a full description of all the circumstances in which a liability to U.K. tax or NICs may occur and does not address all possible tax aspects of transactions that may arise in connection with the Offer. The tax laws are complex and are subject to legislative changes. In addition, circumstances unique to certain individuals may change the usual results. If you are in any doubt as to your tax or NIC position, you should consult an appropriately authorized independent financial advisor.
     If you are resident in the U.K. for tax purposes, income tax and employees’ NICs will be payable on the Total Payment you receive. The current rate of income tax is twenty percent (20%) for the first £37,400 per annum and forty percent (40%) thereafter. If your earnings (including, where applicable, the Total Payment) exceed the upper earnings limit for NICs, you will have an extra one percent (1%) employees’ NICs to pay on the amount which exceeds the upper earnings limit. At the time your Total Payment is made, income tax and NICs will be withheld and collected by the Company under PAYE and remitted to H.M. Revenue & Customs.
     Non-U.S. or U.K. Taxpayers
     Please be sure to review the general tax position and special issues applicable to your country of residence set forth on Schedule B, if you are not a U.S. or U.K. resident. However, please note that the information set forth on Schedule B is designed to be a summary outline of general tax consequences only for employees who are resident and have been resident in a particular country since the date of grant of their Eligible Options. You should consult with your own tax advisor to determine the specific tax considerations and tax consequences relevant to your participation in the Offer.
     Other Considerations
     If you are, or were, working outside your primary country of residence or country of citizenship, at any time between grant and full vesting of any Eligible Options, you should not rely solely on the information regarding your current tax jurisdiction set forth on Schedule B for understanding the tax consequences applicable to you.
     The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer. Please also note that you may be subject to the tax laws of more than one country and there may be additional or different tax and social insurance consequences that may apply to you.
9. Conditions to Completion of the Offer
     We will not be required to accept any Eligible Options tendered if any of the events described below occurs. We may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Options tendered for purchase, if at any time on or after July 8, 2009 and on or before the expiration time on the Offer Expiration Date, we determine that any event described below has occurred that, in our reasonable judgment, makes it inadvisable for us to proceed with the Offer or to accept and cancel Eligible Options tendered for purchase:
(a)	there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer or the acquisition of some or all of the Eligible Options tendered for purchase pursuant to the Offer;

(b)	there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any authority, agency or tribunal that would or might, directly or indirectly:
(i)	make the acceptance for purchase or the purchase of some or all of the Eligible Options elected for tender illegal or otherwise restrict or prohibit consummation of the Offer;

(ii)	delay or restrict our ability, or render us unable, to accept for purchase or to purchase Eligible Options for some or all of the Eligible Options tendered for purchase; or

(iii)	materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company or its subsidiaries;
(c)	there shall have occurred:
(i)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(ii)	any decrease of greater than thirty percent (30%) of the market price of the shares of our Common Stock after July 8, 2009 or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of the Company or its subsidiaries or on the trading in our Common Stock; or

(iii)	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;
(d)	there shall have been proposed, announced or made by another person or entity, or there shall have been publicly disclosed, a tender or exchange offer with respect to some or all of our Common Stock, or a merger or acquisition proposal for us, or we shall have learned that:
(i)	any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our Common Stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the Offer Expiration Date;

(ii)	any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the Offer Expiration Date shall have acquired or proposed to acquire beneficial ownership of an additional two percent (2%) or more of the outstanding shares of our Common Stock; or

(iii)	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us, any of our subsidiaries or any of our assets or securities; or
(e)	there shall have occurred any change or changes in the business, condition (financial or otherwise), assets, income, operations, prospects or stock ownership of us or our subsidiaries that, in our reasonable judgment, is or may have a material adverse effect on us or our subsidiaries.
     These conditions are for our benefit. We may assert them at our discretion regardless of the circumstances giving rise to them before the expiration of the Offer, so long as such conditions are not triggered by the action or inaction of the Company. We may waive them at any time and from time to time before the expiration of the Offer in our discretion. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, except that it will be deemed a waiver with respect to the particular facts and circumstances at issue. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. If we become aware that a condition to the Offer has been triggered, we will promptly notify Eligible Optionees whether or not we have decided to waive such condition. Any determination we make concerning the events described in this Section III.9 will be final and binding on all Eligible Optionees, subject to the rights of Eligible Optionees to challenge our determination in a court of competent jurisdiction.
10. Price Range of Common Stock Underlying Eligible Options
     There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our Common Stock. Our Common Stock is traded on NYSE under the symbol “WSH.”
     The following table presents the high and low trading prices per share of our Common Stock for the periods indicated as reported by NYSE:

	High	Low
Fiscal Year Ended December 31, 2007
First Quarter	$41.94	$38.62
Second Quarter	$46.64	$39.07
Third Quarter	$44.67	$37.88
Fourth Quarter	$43.15	$36.69
Fiscal Year Ended December 31, 2008
First Quarter	$37.97	$30.40
Second Quarter	$37.35	$31.33
Third Quarter	$35.21	$29.76
Fourth Quarter	$33.59	$19.53
Fiscal Year Ending December 31, 2009
First Quarter	$26.32	$18.52
Second Quarter	$28.50	$21.12
Third Quarter (through July 6, 2009)	$26.14	$24.24
     As of July 6, 2009, the closing price of our Common Stock as reported by NYSE was $24.43 per share.
     You should obtain current market prices for our Common Stock before you decide whether to tender your Eligible Options.

11. Interests of Directors and Officers; Transactions and Arrangements Concerning Eligible Options
     None of the members of our Board of Directors and members of our Partners Group, which is comprised of the executive officers and other heads of the Company’s major business areas and corporate functions, are eligible to participate in the Offer.
     A list of our current directors and executive officers and the number of stock options beneficially owned by each of them as of July 6, 2009 is attached to this Offer to Purchase as Schedule A. None of the Company, our directors or executive officers or our affiliates has engaged in transactions involving Eligible Options during the sixty (60) days prior to the date of this Offer to Purchase.
     We also refer you to our 2009 annual meeting proxy statement, filed with the SEC on March 13, 2009, for information concerning agreements, arrangements and understandings between the Company and other persons with respect to the Company’s Common Stock. A copy of our proxy statement can be found on the SEC’s website at www.sec.gov and on our website at http://www.willis.com/Investor_Relations/Financial_Reporting/SEC_Filing_Forms/#Proxy and is incorporated by reference into this document.
12. Status of Eligible Options Acquired by Us in the Offer; Accounting Consequences of the Offer
     Eligible Options that we purchase in the Offer will be cancelled immediately upon our acceptance of the tender of such Eligible Options after the Offer Expiration Date. With respect to Eligible Options granted under the 2001 Plan that we purchase in the Offer, the shares of Common Stock subject to those stock options will be returned to the pool of Common Stock available under the 2001 Plan for the grant of new awards without further stockholder action, except as required by applicable law or NYSE rules or any stock exchange on which our Common Stock is then quoted or listed.
     If all Eligible Options are tendered and purchased in the Offer, the aggregate amount of all Total Payments would be $5,260,262.40. The aggregate amount of the payments made in exchange for Eligible Options will be charged to stockholders’ equity to the extent that the amount does not exceed the fair value of the Eligible Options accepted for payment, as determined at the purchase date. The amount paid in excess of that fair value, as determined at the purchase date, will be recorded as compensation expense. Accounting for the purchase of Eligible Options will be reflected on our consolidated financial statements for the quarter in which the purchase is completed.
13. Legal Matters; Regulatory Approvals
     We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer, or of any approval or other action by any governmental, administrative or regulatory authority or agency that is required for the acquisition or ownership of the Eligible Options or the payment of the amounts owed under the Offer. If any other approval or action should be required, we presently intend to seek the approval or endeavor to take the action. This could require us to delay the acceptance of, and payment for, Eligible Options tendered to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the Offer to accept tendered stock options and to pay the cash payments is subject to the conditions described in Section III.9.

14. Fees and Expenses
     We will not pay any fees or commissions to any broker, dealer or other person for asking Eligible Optionees to tender Eligible Options under the Offer.
15. Source and Amount of Consideration
     As of July 6, 2009, Eligible Options to purchase up to 2,578,560 shares of our Common Stock were outstanding and held by Eligible Optionees. If all Eligible Options are tendered to the Company for purchase under the Offer, the aggregate Total Payments would be $5,260,262.40. We anticipate making all payments pursuant to the Offer from funds held in the Company’s Jersey Trust, a trust created for employee benefit purposes (the “Jersey Trust”), and payment of related fees and expenses from available cash on hand. The availability of funds from the Jersey Trust is not a condition to the Offer. In the event that disbursement of funds from the Jersey Trust is either not approved or not completed prior to the time payments for properly tendered Eligible Options are scheduled to be made, all such payments will be made by the Company from available cash on hand.
16. Information Concerning Willis Group Holdings Limited
     Willis provides a broad range of insurance brokerage, reinsurance and risk management consulting services to our worldwide clients. We have significant market positions in the United States, in the United Kingdom and, directly and through our associates, in many other countries. We are a recognized leader in providing specialized risk management advisory and other services on a global basis to clients in various industries including the aerospace, marine, construction and energy industries.
     In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through our global distribution network.
     We were incorporated in Bermuda on February 8, 2001 as an exempted company under the Companies Act, for the sole purpose of redomiciling the ultimate parent company of the Willis Group from the United Kingdom to Bermuda. For administrative convenience, we utilize the offices of a subsidiary company as our principal executive offices. The mailing address is: c/o Willis Group Limited, The Willis Building, 51 Lime Street, London EC3M 7DQ, England, and our telephone number is +44 (0) 203 124 6000. Additional information about us is available on our website at http://www.willis.com/.
17. Corporate Plans, Proposals and Negotiations
     The Company continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic relationships, purchases and sales of assets and similar transactions. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions or with respect to changes in existing strategic relationships. We also may, from time to time, engage in repurchases of our outstanding Common Stock in either open market or privately negotiated transactions or may engage in issuances of shares of our Common Stock or other capital raising transactions, depending on market conditions and other relevant factors. On November 1, 2007, our Board of Directors authorized a $1 billion share buyback program for the repurchase of the Company’s shares from time to time in the open market or through negotiated sales with persons who are not affiliated with the Company. In June 2008, our Board of Directors also authorized the repurchase of up to the number of shares issued by the Company in connection with its acquisition of Hilb, Rogal & Hobbs Company (“HRH”). In addition, at any given time, we may also be engaged in discussions or negotiations with potential candidates for management or director positions with the Company or with existing members of management for changes in positions, responsibilities or compensation. The Company also enters into agreements for the purchase and sale of products and services, engages in purchases and sales of assets and incurs indebtedness from time to time in the ordinary course of business.
     Subject to the foregoing and except as otherwise disclosed in this Offer to Purchase or in the Company’s filings with the SEC, we have no present plans, proposals or negotiations that relate to or would result in:
•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving the Company or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any other material change in our corporate structure or business;

•	any other changes to the present Board of Directors or senior management of the Company;

•	our Common Stock not being authorized for listing on NYSE;

•	our Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of any additional securities of the Company or the disposition of any of our securities; or any changes in our Restated Certificate of Incorporation, Amended and Restated Bylaws, as amended, or other governing instruments or any actions that could impede the acquisition of control of the Company.
18. Additional Information
     With respect to the Offer, we filed a Tender Offer Statement on Schedule TO with the SEC on July 8, 2009, of which this Offer to Purchase is a part. This Offer to Purchase does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. You should review the Schedule TO, including the exhibits, before making a decision on whether to participate in the Offer.
     In addition, you review the materials listed below, which we have filed with the SEC and are incorporating by reference into this document, before making a decision on whether to participate in the Offer. The SEC’s rules allow us to incorporate by reference information into this Offer to Purchase. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this Offer to Purchase from the date we file that document. Any reports filed by us with the SEC after the date of this Offer to Purchase and before the Offer Expiration Date will automatically update and, where applicable, supersede any information contained in this Offer to Purchase or incorporated by reference in this Offer to Purchase. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Offer is concluded:
•	our 2008 Form 10-K;

•	the Definitive Proxy Statement for our 2009 Annual Meeting of Shareholders, filed with the SEC on March 13, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 8, 2009;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2009, February 6, 2009, February 12, 2009, March 11, 2009, March 12, 2009, May 12, 2009, June 10, 2009, June 17, 2009 and June 29, 2009; and

•	the description of the Company’s Common Stock contained in the Registration Statement on Form S-3, filed with the SEC on June 19, 2009 under the Securities Act of 1933, as amended.
     Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC, except solely as indicated above (information furnished on Current Reports on Form 8-K filed with the SEC on June 17, 2009 and June 29, 2009). The filings listed above and our other reports, registration statements, proxy statements and other SEC filings can be inspected and copied at the reference facilities maintained by the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these documents from this office upon the payment of the fees prescribed by the SEC. You may obtain information on the operation of the public reference rooms by calling the SEC at 800-732-0330. These filings are also available to the public on the website of the SEC at www.sec.gov and on our website at http://www.willis.com/Investor_Relations/Financial_Reporting/.
     We will also provide, without charge, to any Eligible Optionee holding Eligible Options, upon the request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). You may make such a request by writing to us at Willis Group Holdings Limited, Attention: Shaun Bryant, c/o Willis Group Limited, The Willis Building, 51 Lime Street, London EC3M 7DQ, England or by email to shareplans@willis.com.
     The information contained in this Offer to Purchase should be read together with the information contained in the documents to which we have referred you in this Offer to Purchase.
19. Miscellaneous; Forward-Looking Statements
     This Offer to Purchase contains, or incorporates by reference, forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in or incorporated by reference into this document that address activities, events or developments that we expect or anticipate may occur in the future, including such things as the potential benefits of the business combination transaction involving Willis and HRH, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans, and references to future successes are forward-looking statements. Also, when we use the words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably,” or similar expressions, we are making forward-looking statements.
     There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including regional, national or global political, economic, business, competitive, market and regulatory conditions. For additional factors see also Part I, Item 1A “Risk Factors” included in the 2008 Form 10-K and other risks and uncertainties detailed in this and our other reports and filings with the SEC.

     Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.
     Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.
     We are not aware of any jurisdiction where the making of the Offer violates applicable law. If we become aware of any jurisdiction where the making of the Offer violates applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to, nor will tenders of Eligible Options for cancellation be accepted from or on behalf of, the Eligible Optionees residing in such jurisdiction.
     Where this Offer to Purchase or any other offering documents constitute a financial promotion in the United Kingdom, they are being distributed only to and are directed only at employees of the Company (all such persons together being referred to as “Relevant Persons”) for the purposes of the 2001 Plan in circumstances in which Article 60 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, applies. The Offer to Purchase or any other offering documents must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is only available to Relevant Persons and will be engaged in only with Relevant Persons.
     Neither the Company nor its Board of Directors makes any recommendation as to whether or not you should participate in the Offer. We have not authorized any person to make any recommendation on our behalf as to whether or not you should participate in the Offer. You should rely only on the information contained in this Offer to Purchase or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offer to Purchase. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.
     Your ability to participate in the Offer is subject to the requirements of our securities trading policy contained in our Global Policy Manual. If you are in possession of any material non-public information, you must follow the guidelines provided in our Global Policy Manual. Even if you do not believe you are in possession of such information, we strongly encourage you to review the appropriate section of our Global Policy Manual prior to participating in the Offer.
     This transaction has not been approved or disapproved by the SEC, nor has the SEC passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this document.
WILLIS GROUP HOLDINGS LIMITED
July 8, 2009

SCHEDULE A
INFORMATION CONCERNING OUR DIRECTORS AND EXECUTIVE OFFICERS

				Number of Shares
				Underlying
				Outstanding
		Number of Shares	Percentage of	Options
		Underlying Eligible	Shares Underlying	Beneficially Owned
	Positions and	Options Subject to	Eligible Options	(Other Than
Name	Offices Held	Offer	Subject to Offer	Eligible Options)
William W. Bradley	Director	0	N/A	130,000
Joseph A. Califano Jr.	Director	0	N/A	35,000
Anna C. Catalano	Director	0	N/A	30,000
Sir Roy Gardner	Director	0	N/A	30,000
Sir Jeremy Hanley	Director	0	N/A	30,000
Robyn S. Kravit	Director	0	N/A	0
Jeffrey B. Lane	Director	0	N/A	0
Wendy E. Lane	Director	0	N/A	35,000
James F. McCann	Director	0	N/A	35,000
Douglas B. Roberts	Director	0	N/A	35,000
Joseph J. Plumeri	Chairman and Chief Executive Officer	0	N/A	2,300,000
Donald J. Bailey	Chief Executive Officer, Willis North America	0	N/A	388,202
Adam G. Ciongoli	Group General Counsel	0	N/A	250,000
Allan C. A. Gribben	Global Sales and Marketing Director	0	N/A	313,204
Peter Hearn	Chief Executive Officer, Willis Re	0	N/A	350,035
David B. Margrett	Chairman and Chief Executive Officer, Willis Limited	0	N/A	411,872
Grahame J. Millwater	Group President	0	N/A	616,069
Patrick C. Regan	Group Chief Operating Officer and Chief Financial Officer	0	N/A	455,888
Susan A. Gunn	Group Director, Human Resources	0	N/A	86,326
Sarah J. Turvill	Chairman and Chief Executive Officer, Willis International	0	N/A	401,170
Timothy D. Wright	Group Chief Operating Officer	0	N/A	383,333
     The address of each executive officer and director is c/o Willis Group Limited, The Willis Building, 51 Lime Street, London EC3M 7DQ, England, and the telephone number of each executive officer is +44 (0) 203 124 6000. The information set forth in this table is as of July 6, 2009.

SCHEDULE B
OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN ARGENTINA
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Argentina. This summary is based on the tax laws in effect in Argentina as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Argentina and have been resident in Argentina since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.
NOTE: The EMPLOYEE agrees that he or she has a strong level of English, and understands completely the points made in this tax guide.
ACLARACION: El EMPLEADO declara tener un perfecto conocimiento del idioma inglés, comprendiendo cabalmente todos los alcances de esta guía.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN AUSTRALIA
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Australia. This summary is based on the tax laws in effect in Australia as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Australia and have been resident in Australia since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
Your election to participate in the Offer and tender your Eligible Options in exchange for the Total Payment may give rise to taxation.
The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the Eligible Options (the “Election”).
The tax treatment of the disposal of the Eligible Option also will depend on whether the disposal is considered a non-arm’s length transaction (as assumed below) or not. If the tax authorities take the view that the disposal is an arm’s length transaction the tax treatment may be different from what is described below.
If you did not make an Election on your Eligible Options
If you did not make an Election to be taxed on grant, you may be subject to tax on the market value (as defined under Australian tax law) of the Eligible Options on the cancellation date (i.e., the date on which your Eligible Options are exchanged). If you are subject to tax on this amount, it will be treated as additional salary income to you and will be taxed at your marginal rate of tax. The “market value” of your options is the greater of:

(i) the market value of the shares underlying the Eligible Options1 less the exercise price, and
(ii) the value of the Eligible Options determined in accordance with a statutory formula.
The market value under the statutory formula is based on the market value of the underlying shares, the exercise price of the Eligible Options and the remaining exercise period.
If you made an Election on your Eligible Options
If you made an Election to be taxed at grant and your Eligible Options are cancelled, you will be subject to capital gains tax. Your capital gain will be calculated as the difference between the market value of the Eligible Options at the time of the cancellation and the market value of the Eligible Options at the time of the grant. If, at the time of the cancellation of the Eligible Options, you have held the Eligible Options for at least one year prior to the cancellation date, you will be subject to capital gains tax only on 50% of your capital gain. If you have not held the Eligible Options for at least one year, you will be subject to capital gains tax on the entire capital gain.
If the market value of the Eligible Options on the cancellation date is less than the market value of the Eligible Options at the time of grant, you will be entitled to claim a capital loss in this amount. Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.
Receipt of Total Payment
To the extent to which the Total Payment exceeds the market value of the Eligible Options on the cancellation date (as defined under the applicable Australian tax rules), the excess may be treated as salary and wages, if you did not make an Election to pay tax upon grant of the Eligible Options. If it is treated as salary and wages, you will be subject to income tax at your marginal tax rate and Medicare Levy (and in some cases an additional surcharge).
Withholding and Reporting
To the extent to which any of the Total Payment is regarded as salary and wages, your employer will be required to withhold tax from the Total Payment. At the time your Total Payment is made, income tax will be withheld and collected and remitted to the appropriate tax authority. You will be personally responsible for reporting the Total Payment and tax withheld in your income tax return (if it is salary and wages) and paying any tax liability.

[1]	Pursuant to Australian tax law, the market value on a particular day of the shares on the given day is determined, as follows:

(a)	if there is at least one transaction on the stock market in the shares in the seven calendar day period up to and including that day — the weighted average of prices at which the shares was traded on the stock market during the seven calendar day period up to and including that day; or

(b)	if there were no transactions on the stock market during that seven calendar day period in the shares:
(i)	the last price at which an offer was made on the stock market in that period to buy the shares; or

(ii)	if no such offer was made — the value of the share that would be determined for an unlisted share (i.e., a valuation by a qualified person or as approved by the Commissioner).

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN BERMUDA
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Bermuda. This summary is based on the tax laws in effect in Bermuda as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Bermuda and have been resident in Bermuda since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will not be subject to tax when the Total Payment is made to you.
Withholding and Reporting
Under current Bermudian law, your employer is not required to withhold or report any income you receive pursuant to the Offer.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN BRAZIL
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Brazil. This summary is based on the tax laws in effect in Brazil as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Brazil and have been resident in Brazil since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
The Total Payment will be treated as salary and will be subject to income tax at the marginal rate and to social insurance contributions (to the extent applicable contribution ceilings have not been exceeded). You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to withhold income tax at your marginal rate and social insurance contributions (to the extent applicable contribution ceilings have not been exceeded). At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN BRUNEI
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Brunei. This summary is based on the tax laws in effect in Brunei as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Brunei and have been resident in Brunei since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will not be subject to income tax or social insurance contributions on the amount of the Total Payment.
Withholding and Reporting
Your employer is not required to report the Total Payment or withhold any taxes or applicable social insurance contributions due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN CANADA
The following is a general summary of the material federal tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Canada. This summary is based on the federal tax laws in effect in Canada as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Canada and have been resident in Canada since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
The Total Payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable Canada Pension Plan (“CPP”) contributions (to the extent you have not already exceeded the applicable contribution ceiling). You will be subject to tax when the Total Payment is made to you through local payroll.
You will continue to be eligible for the 50% tax deduction with respect to the Total Payment that would have applied on the exercise of Eligible Options, provided certain conditions are met. You are strongly advised to seek advice from a tax professional regarding your participation in the Offer.
Withholding and Reporting
Your employer is required to report the Total Payment as salary and to withhold any taxes and applicable CPP contributions due on the Total Payment. At the time your Total Payment is made, income tax and CPP contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between the actual tax liability and your amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN THE CAYMAN ISLANDS
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in the Cayman Islands. This summary is based on the tax laws in effect in the Cayman Islands as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in the Cayman Islands and have been resident in the Cayman Islands since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will not be subject to tax when the Total Payment is made to you. However, you will be responsible for any Cayman Islands pension contributions that may be payable as a result of the Total Payment.
Withholding and Reporting
Under current Cayman Islands law, your employer is not required to withhold or report any income you receive pursuant to the Offer.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN CHILE
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Chile. This summary is based on the tax laws in effect in Chile as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Chile and have been resident in Chile since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax and to a surtax on the amount of the Total Payment. As there is no guidance from the Chilean tax authorities on these types of payments, the tax treatment of the Total Payment is not entirely clear. However, it is likely that the Total Payment will be considered default income, which means that you will be subject to Corporate First Category Tax and to a surtax when the Total Payment is made to you.
Withholding and Reporting
Your employer is treating the Total Payment as default income and is not therefore withholding any taxes due on the Total Payment. It is your responsibility to pay any income tax, the surtax, and any applicable social insurance contributions due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN CHINA
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in China. This summary is based on the tax laws in effect in China as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in China and have been resident in China since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
The Total Payment will be subject to individual income tax (“IIT”) at your marginal rate and may be subject to any applicable social insurance contributions (to the extent you are normally subject to the social insurance system and have not exceeded any applicable contribution ceilings). You will be subject to tax when the Total Payment is made to you through local payroll.
Subject to meeting certain conditions, the cash payment may be treated as a year-end bonus, in which case it would be subject to preferential IIT calculation as compared to salary. Please note that the year-end bonus IIT calculation method may be used only once a year.
Withholding and Reporting
Your employer is required to report the cash payment as salary and withhold any taxes due on the cash payment. Under the current laws in the People’s Republic of China it is unclear whether your employer is required to withhold and report any applicable social insurance contributions on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN COLOMBIA
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Colombia. This summary is based on the tax laws in effect in Colombia as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Colombia and have been resident in Colombia since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
The Total Payment will be granted as a one-time payment under the terms mentioned in the Offer. You should not expect further or periodical payments from the Company.
The Total Payment that you will receive will not be considered salary for the purposes of calculating any and all labor-related payment or benefits, social insurance contributions and payroll taxes under Colombian law.
Withholding and Reporting
Your employer will not report the Total Payment or withhold any taxes due on the Total Payment.
You will be responsible for paying any taxes due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN CZECH REPUBLIC
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in the Czech Republic. This summary is based on the tax laws in effect in the Czech Republic as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Czech Republic and have been resident in Czech Republic since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate and to any applicable social and health insurance contributions on the amount of the Total Payment. Social and health insurance contributions will not be applicable if your employment income has exceeded the applicable annual cap (CZK1,130,640 for 2009). You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes and applicable social and health insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any applicable employee social and health insurance contributions will be withheld and collected and remitted to the appropriate tax authority.
In certain circumstances, especially if you also have other income, you will be required to report the Total Payment on your annual income tax return.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN DENMARK
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Denmark. This summary is based on the tax laws in effect in Denmark as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Denmark and have been resident in Denmark since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will be subject to tax at your marginal rate and any applicable social insurance contributions on the amount of the Total Payment when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will not be subject to further income tax or social insurance contributions when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is not required to withhold any taxes or applicable social insurance contributions due on the Total Payment. However, your employer is required to report the amount of the Total Payment to the tax authorities. It is your responsibility to pay any taxes and applicable social insurance contributions due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN GERMANY
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Germany and have been resident in Germany since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
The Total Payment will be treated as salary and you will be subject to income tax at your marginal rate and to any applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceilings) on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Please note that the Total Payment will not be eligible for any favorable tax treatment. In contrast, your Eligible Options may have been eligible for a tax deduction pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), provided they met certain conditions. Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
Your employer is required to report the Total Payment as salary and withhold any taxes and applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceiling) due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld. You may also be entitled to a refund in case the amount withheld exceeds your actual tax liability at the time of your annual income tax filing and assessment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
GUIDE TO TAX ISSUES IN GIBRALTAR
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Gibraltar. This summary is based on the tax laws in effect in Gibraltar as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Gibraltar and have been resident in Gibraltar since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes due on the Total Payment. At the time your Total Payment is made, income tax will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN HONG KONG
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Hong Kong and have been resident in Hong Kong since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
The Total Payment will be treated by your employer as a “cash bonus” and subject to income tax at your marginal rate and any applicable Mandatory Provident Fund contributions (to the extent you have not exceeded any applicable contribution ceilings). You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer will treat the Total Payment as a cash bonus and therefore is not required to withhold any income tax due on the Total Payment. However, your employer is required to report the Total Payment and withhold and report any Mandatory Provident Fund contributions due on the Total Payment. It is your responsibility to pay any income tax due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN INDIA
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in India. This summary is based on the tax laws in effect in India as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in India and have been resident in India since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
Your employer will treat the Total Payment as salary and therefore you will be subject to income tax at your marginal rate. You will be subject to tax when the Total Payment is made to you through local payroll.
Depending on the terms of your Eligible Options, your employer may have been responsible for Fringe Benefit Tax on the Eligible Options, but you would not have been subject to income tax on your Eligible Options. By contrast, the Total Payment will always be subject to income tax. Therefore, please review the terms of your Eligible Options and carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
Your employer is required to report the Total Payment as salary and withhold any taxes due on the Total Payment. At the time your Total Payment is made, income tax will be withheld and collected and remitted to the appropriate revenue authority. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN IRELAND
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Ireland. This summary is based on the tax laws in effect in Ireland as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Ireland and have been resident in Ireland since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
The Total Payment will be treated as salary and you will be subject to income tax at your marginal rate and to any applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceilings) on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
In addition, an “income levy” of 2% to 6% (depending on your annual income) applies to your gross income from all sources, including the Total Payment. Certain limited exemptions apply. Please consult your personal tax advisor for further details about the income levy.
Please note that the Total Payment will be subject to social insurance contributions (to the extent you have not exceeded any applicable contribution ceilings). In contrast, your Eligible Options should not be subject to social security contributions at exercise. Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
Your employer is required to report the Total Payment as salary and withhold any income tax and applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceiling) due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld and pay and report any income levies on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN ITALY
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Italy and have been resident in Italy since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Please note that the Total Payment will not be eligible for any favorable social insurance treatment. In contrast, your Eligible Options should not be subject to social insurance contributions at exercise. Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN JAPAN
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Japan and have been resident in Japan since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
The Total Payment will be treated as salary and you will be subject to income tax at your marginal rate and any applicable social insurance contributions that may be due (to the extent that you have not exceeded contribution ceilings). You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment as salary and withhold any taxes and applicable social insurance contributions that may be due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. This should normally satisfy your individual income tax liability with respect to the Total Payment, but you should confirm with your personal tax adviser whether you will have an obligation to file an individual income tax return. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN MEXICO
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Mexico. This summary is based on the tax laws in effect in Mexico as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Mexico and have been resident in Mexico since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through payroll.
Withholding and Reporting
Your employer will report the Total Payment and withhold any taxes due on the Total Payment. At the time your Total Payment is made, income tax will be withheld and collected and remitted to the appropriate tax authority. However, you are ultimately responsible for paying any taxes on the Total Payment and if your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.
The Offer is made pursuant to a program applicable generally to employees or a group of employees of the Company. The Offer is not a public offer of securities as defined by the Mexican Securities Law.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN THE NETHERLANDS
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in the Netherlands and have been resident in the Netherlands since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
The Total Payment will be treated as salary and you will be subject to income tax at your marginal rate and to any applicable social insurance contributions (to the extent that you have not exceeded any applicable contribution ceilings) on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment as salary and withhold any taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN NEW ZEALAND
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in New Zealand. This summary is based on the tax laws in effect in New Zealand as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in New Zealand and have been resident in New Zealand since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate and to earner levies on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Please note that the Total Payment will be subject to earner levies. In contrast, your Eligible Options should not be subject to earner levies at exercise. Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes and earner levies due on the Total Payment. At the time your Total Payment is made, income tax and any earner levies will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN NORWAY
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Norway. This summary is based on the tax laws in effect in Norway as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Norway and have been resident in Norway since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to income tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment, as the Total Payment is not made available to you at this time.
Receipt of Total Payment
You will be subject to income tax at your marginal tax rate and social insurance contributions on the amount of the Total Payment when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any income taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN PERU
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Peru. This summary is based on the tax laws in effect in Peru as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Peru and have been resident in Peru since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate and any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any applicable employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN POLAND
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Poland. This summary is based on the tax laws in effect in Poland as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Poland and have been resident in Poland since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
Your employer will treat the Total Payment as employment revenue and you will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Depending on the terms of your Eligible Options, you may have been eligible for a deferral of the taxable gain on exercise. In contrast, there will be no deferral of the tax due on the Total Payment. Therefore, please consult with your personal tax advisor and carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN PORTUGAL
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Portugal. This summary is based on the tax laws in effect in Portugal as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Portugal and have been resident in Portugal since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment, but shall not be required to withhold any taxes or social insurance contributions on the Total Payment. You will be responsible for paying any tax in respect of the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN SINGAPORE
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Singapore and have been resident in Singapore since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate and to any applicable Central Provident Fund contributions on the amount of the Total Payment plus the difference between the market value of the options and the exercise price (which may be positive or negative). You will be subject to tax in the year following the year when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer will not withhold any tax or Central Provident Fund contributions due on the Total Payment. You will be responsible for reporting and paying any income tax or Central Provident Fund contributions due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
GUIDE TO TAX ISSUES IN SOUTH KOREA
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in South Korea. This summary is based on the tax laws in effect in South Korea as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in South Korea and have been resident in South Korea since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN SPAIN
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Spain and have been resident in Spain since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Please note that the Total Payment will not be eligible for favorable tax treatment. In contrast, your Eligible Options may have been eligible for favorable tax treatment, provided that certain conditions were met. Therefore, you should carefully consider the tax impact of participating in the Offer.
Withholding and Reporting
Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax and any employee social insurance contributions will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN SWEDEN
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Sweden. This summary is based on the tax laws in effect in Sweden as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Sweden and have been resident in Sweden since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll. Your employer will be subject to social insurance contributions on this amount.
Withholding and Reporting
Your employer is required to report the income tax due on the Total Payment. You are required to disclose the amount of taxable income to your employer by no later than the end of the month following receipt of the Total Payment.
Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. At the time your Total Payment is made, income tax will be withheld and collected and remitted to the appropriate tax authority. You will be responsible for paying any difference between your actual tax liability and the amount withheld.
Additionally, you are responsible for reporting the income realized from employment on your personal income tax return for the year of the payment. The amount you report should correspond to the amount reported by your employer on your annual salary statement

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN TAIWAN
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Taiwan and have been resident in Taiwan since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the Total Payment is made to you through local payroll.
Withholding and Reporting
Your employer will withhold any taxes or applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between your actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN THE UNITED ARAB EMIRATES
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in the United Arab Emirates. This summary is based on the tax laws in effect in United Arab Emirates as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in United Arab Emirates and have been resident in United Arab Emirates since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Cash Payment
You will not be subject to any income tax on the amount of the Total Payment when the Total Payment is made to you through local payroll. If you are a United Arab Emirates or Gulf Co-Operation Council national, you may be subject to social insurance contributions on the amount of the Total Payment.
Withholding and Reporting
Your employer is not required to report the Total Payment or withhold any income tax or social insurance contributions due on the Total Payment. However, if you are a United Arab Emirates or Gulf Co-Operation Council national, your employer may report and withhold any social insurance contributions due.
NOTE: the Total Payment is a one-time payment offered to you by the Company and should not be considered as part of your basic salary.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO TAX ISSUES IN VENEZUELA
The following is a general summary of the material tax consequences of the tender of your Eligible Options in exchange for a cash payment for Eligible Optionees subject to tax in Venezuela. This summary is based on the tax laws in effect in Venezuela as of June 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participation in the Offer to consult with their own tax or financial advisors.
This summary gives a general outline of the taxation consequences of the acceptance of the Offer for employees who are resident in Venezuela and have been resident in Venezuela since the grant of the Eligible Options. If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. The ultimate amount of tax liability you will be responsible for may also be subject to the terms and conditions of your expatriation assignment (if any) regarding tax equalization policies applicable to you. If your expatriation assignment contains tax equalization provisions, please carefully review such provisions prior to participating in the Offer.
Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Election to Participate
You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.
Receipt of Total Payment
You will be subject to income tax at your progressive income tax rates on the gain that you made as a result of the tender in exchange for the amount of the Total Payment. The taxable gain will be equal to the difference between the Total Payment and the total fair market value of the options at the time they vested. You will be subject to tax in the fiscal year when the Total Payment is made.
Withholding and Reporting
Your employer is not required to withhold or report any income you receive pursuant to the Offer. You will be responsible for reporting your taxable gain in your annual tax return and for paying any tax liability.